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                                                                    Exhibit 21.1


                              BANPONCE CORPORATION

                            AS OF DECEMBER 31, 1994


Subsidiaries of the registrant

a. Banco Popular de Puerto Rico (Banco Popular) - A wholly-owned subsidiary Bank, incorporated under the laws of Puerto Rico in 1917.

           Popular Leasing and Rental, Inc. (Popular Leasing) - A wholly owned subsidiary of Banco Popular, incorporated under the laws of Puerto Rico in 1989.

           Popular Consumer Services, Inc. (Best Finance) - A wholly-owned subsidiary of Banco Popular, incorporated under the laws of Puerto Rico in 1989.

b. Vehicle Equipment Leasing Company, Inc. (VELCO) - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1986.

c. Popular International Bank, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1992.

           BanPonce Financial Corp. - A wholly-owned subsidiary of Popular Intenational Bank, Inc., incorporated under the laws of Delaware in 1991.

           Equity One, Inc. - (formerly "Spring Financial Services, Inc.") A wholly-owned subsidiary, of BanPonce Financial Corp., incorporated under the laws of Delaware in 1988.

           Pioneer Bancorp., Inc. - A wholly-owned subsidiary, of BanPonce Financial Corp., incorporated under the laws of Delaware in 1988.

d. Popular Securities, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1994.

e. Metropolitana de Prestamos, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1961 (Inactive Corporation).

f. Puerto Rico Parking Corp. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1963 (Inactive Corporation).



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